EXHIBIT 2.1


         FILED
     THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA
       MAY 14 1999
       No. C4582-98
       /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                           ARTICLES OF SHARE EXCHANGE
                                     between
                             KODIAK GRAPHICS COMPANY
                              a Nevada corporation
                                       and
                the holders of the entire issued share capital of
                         SPORTSPRIZE ENTERTAINMENT, INC.
                              a Nevada corporation

                         In accordance with NRS 92A.200

     The undersigned, William Turner, being the Secretary of Kodiak Graphics Company, a Delaware corporation, ("Kodiak") and David Bissett, being the Secretary of Sportsprize Entertainment, Inc., a Nevada corporation, ("Sportsprize")(collectively, the "Constituent Corporations"), DO HEREBY CERTIFY as follows:

     (1) The Constituent Corporations in the share exchange (the "Exchange") are:

     Kodiak Graphics Company, a Nevada corporation, whose principal business office is located at 2034 Western Avenue, Las Vegas, Nevada, 89102; and

     Sportsprize Entertainment, Inc, a Nevada corporation, whose principal business office is located at 555 - 999 Canada Place, Vancouver, British Columbia, V6C 3E1.

     (2) An Agreement and Plan of Share Exchange dated as of May 7, 1999 (the "Plan of Share Exchange") has been approved, adopted, and executed by each of the Constituent Corporations in accordance with NRS 92A.200 et seq. of the Nevada Corporations Act.

     (3)  Approval of the Exchange was not required by the owners of Kodiak.

     (4) Approval of the Exchange was required by the owners of Sportsprize and the Plan of Share Exchange was duly approved by unanimous written consent of the owners of Sportsprize effective on May 12, 1999 in accordance with NRS 92A.120 of the Nevada Corporations Act.

     (5) The Plan of Share Exchange is on file at the Registered Office of Kodiak located at 2034 Western Avenue, Las Vegas, Nevada, 89102, and a copy of the Plan will be furnished by Kodiak, on the request and without cost to any owner of any entity which is a party to this Exchange.

     (6) The Exchange shall become effective at 5:00 p.m. Nevada time on the date on which these Articles of Share Exchanged are filed by the Secretary of State of the state of Nevada.

     IN WITNESS WHEREOF, the parties hereto have caused these Articles of Share Exchange to be duly executed as of this 13th day of May, 1999.

                                Kodiak Graphics Company,
                                a Nevada corporation


                                By: /s/ William Turner
                                    --------------------------------------------
                                    William Turner, Secretary/President


State/Province of British Columbia   )
                                     ) ss.
County/City of Vancouver             )

     On May 13, 1999, personally appeared before me, a Notary Public, William Turner, who acknowledged that he executed the above instrument.


                                /s/ [Illegible]
                                ------------------------------------------------
                                Signature of Notary


                                Sportsprize Entertainment, Inc.,
                                a Nevada corporation


                                By: /s/ David Bissett
                                    --------------------------------------------
                                    David Bissett, Secretary


State/Province of British Columbia   )
                                     ) ss.
County/City of Vancouver             )

     On May 13, 1999, personally appeared before me, a Notary Public, David Bissett, who acknowledged that he executed the above instrument.


                                /s/ Graham H. Scott
                                ------------------------------------------------
                                Signature of Notary



                                GRAHAM H. SCOTT
                                Barrister & Solicitor
                                1040 - 899 West Hastings Street
                                Vancouver, B.C. V6C 2W2